UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 23, 2012

Horizon Technology Finance Corporation

(Exact name of registrant as specified in its charter)

Delaware	814-00802	27-2114934
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

312 Farmington Avenue, Farmington, Connecticut		06032
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 676-8654

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 23, 2012, Horizon Technology Finance Corporation (the “Company”) and U.S. Bank National Association (the “Trustee”) entered into an Indenture (the “Indenture”) and a First Supplemental Indenture (the “First Supplemental Indenture”) to the Indenture relating to the Company’s issuance, offer and sale of $30,000,000 aggregate principal amount of 7.375% senior notes due 2019 (the “Notes”).

The Notes will mature on March 15, 2019 and may be redeemed in whole or in part at the Company’s option at any time or from time to time on or after March 15, 2015 at a redemption price of $25 per security plus accrued and unpaid interest. The Notes bear interest at a rate of 7.375% per year payable quarterly on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2012.

The Notes are direct unsecured obligations of the Company and will rank: (i) pari passu with the Company’s future senior unsecured indebtedness; (ii) senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes; (iii) effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured to which the Company subsequently grants security), to the extent of the value of the assets securing such indebtedness, including without limitation, borrowings under the Company’s revolving credit facilities; and (iv) structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.

The Indenture, as supplemented by the First Supplemental Indenture, contains certain covenants, including covenants requiring the Company to comply with the asset coverage requirements set forth in Section 18(a)(1)(A) as modified by Section 61(a)(1) of the Investment Company Act of 1940, as amended, and to provide financial information to the holders of the Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934. These covenants are subject to important limitations and exceptions that are described in the Indenture. The Indenture provides for customary events of default and further provides that the Trustee or the holders of 25% in aggregate principal amount of the outstanding series of Notes may declare such Notes immediately due and payable upon the occurrence of any event of default after expiration of any applicable grace period.

The Notes were sold pursuant to an underwriting agreement dated March 16, 2012 among the Company and Stifel, Nicolaus & Company, Incorporated as representatives of the several underwriters named in the underwriting agreement. The Company has granted the underwriters an option to purchase up to an additional $4,500,000 in aggregate principal amount of the Notes to cover over-allotments, if any. The Notes were offered and sold pursuant to the Company’s Registration Statement on Form N-2 (File No. 333-178516) and the preliminary prospectus supplement filed with the Securities and Exchange Commission on March 14, 2012, as supplemented by the prospectus supplement dated March 16, 2012. The transaction closed on March 23, 2012.

The Company expects to use the net proceeds from the offering of the Notes for investment in portfolio companies in accordance with the Company’s investment objective and strategies and for working capital and general corporate purposes.

The foregoing descriptions of the Indenture, the First Supplemental Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture, the First Supplemental Indenture and the Notes, respectively, each filed as exhibits hereto and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above with respect to the Notes is hereby incorporated by reference into this Item 2.03, insofar as it relates to the creation of a direct financial obligation.

Item 9.01.	Financial Statements and Exhibits.

Number	Exhibit

4.1	Indenture, dated as of March 23, 2012, between the Company and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(7) of the Company’s Post-Effective Amendment No. 2 on Form N-2, File No. 333-178516, filed on March 23, 2012).

4.2	First Supplemental Indenture, dated as of March 23, 2012, between the Company and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(8) to the Company’s Post-Effective Amendment No. 2 on Form N-2, File No. 333-178516, filed on March 23, 2012).

4.3	Form of 7.375% Senior Notes due 2019 (Incorporated by reference to Exhibit (d)(9) to the Company’s Post-Effective Amendment No. 2 on Form N-2, File No. 333-178516, filed on March 23, 2012).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Horizon Technology Finance Corporation

Date: March 23, 2012	By:	/s/ Christopher M. Mathieu
Christopher M. Mathieu
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

4.1	Indenture, dated as of March 23, 2012, between the Company and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(7) of the Company’s Post-Effective Amendment No. 2 on Form N-2, File No. 333-178516, filed on March 23, 2012).

4.2	First Supplemental Indenture, dated as of March 23, 2012, between the Company and U.S. Bank National Association (Incorporated by reference to Exhibit (d)(8) to the Company’s Post-Effective Amendment No. 2 on Form N-2, File No. 333-178516, filed on March 23, 2012).

4.3	Form of 7.375% Senior Notes due 2019 (Incorporated by reference to Exhibit (d)(9) to the Company’s Post-Effective Amendment No. 2 on Form N-2, File No. 333-178516, filed on March 23, 2012).